UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco , California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 294-1687

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common stock began trading exclusively on the OTC Pink Marketplace on April 29, 2025 under the symbol “SPRB”.

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2025, Spruce Biosciences, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Michael Grey, the Executive Chair of the Company’s Board of Directors (“Purchaser”), pursuant to which the Company issued and sold one share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), to the Purchaser for a purchase price of $100.00.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred is set forth under Item 5.03 of this report.

Pursuant to the Purchase Agreement, the Purchaser has agreed to cast the votes represented by the share of Series A Preferred on any Reverse Stock Split Proposal (defined below) in the same proportion as shares of common stock of the Company (“Common Stock”) are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes are otherwise) on such proposal; provided, however, that unless and until at least a majority of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Reverse Stock Split Proposal is presented are present in person or represented by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred on such Reverse Stock Split Proposal. A “Reverse Stock Split Proposal” means any proposal approved by the Company’s Board of Directors and submitted to the stockholders of the Company to adopt an amendment, or a series of alternate amendments, to the Company’s Amended and Restated Certificate of Incorporation to combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this report is incorporated under this Item 3.02 by reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series A Preferred was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 of this report is incorporated under this Item 3.03 by reference. Prior to the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split Proposal required the affirmative approval of a majority of the outstanding shares of Common Stock. Following the issuance of the Series A Preferred, stockholder approval of a Reverse Stock Split proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock and the share of Series A Preferred, voting together as a single class. The Purchaser will cast the votes represented by the share of Series A Preferred on a Reverse Stock Split Proposal in a manner that mirrors the votes cast by holders of Common Stock on such proposal. Prior to the issuance of the share of Series A Preferred, abstentions and any other non-votes would have had the same effect as a vote against a Reverse Stock Split Proposal. Following the issuance of the share of Series A Preferred, abstentions and any other non-votes on a Reverse Stock Split Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series A Preferred has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have a minimal effect on the outcome of a Reverse Stock Split Proposal.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2025, in connection with the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one share of the Company’s Preferred Stock as Series A Preferred, and establishes and designates the preferences, rights and limitations thereof. Pursuant to the Series A Certificate of Designation:

Convertibility. The share of Series A Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Voting. The share of Series A Preferred will have 22,000,000 votes, but has the right to vote only on any Reverse Stock Split Proposal, and pursuant to the Purchase Agreement, the votes represented by the Series A Preferred must be voted in the same proportion as the votes cast by shares of Common Stock on such proposal. The share of Series A Preferred will vote together with the Common Stock as a single class on any Reverse Stock Split Proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of such holder’s ownership thereof, an amount equal to $100.00.

Transfer Restrictions. The Series A Preferred may not be transferred at any time prior to stockholder approval of a Reverse Stock Split Proposal without the prior written consent of the Company’s Board of Directors.

Redemption. The outstanding share of Series A Preferred will be redeemed for a redemption price of $100.00, payable out of funds lawfully available therefor, (i) if such redemption is ordered by the Company’s Board of Directors, or (ii) automatically immediately following the approval by the stockholders of a Reverse Stock Split Proposal.

The foregoing is only a summary of the terms of the Series A Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report.

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

The Company currently plans to hold its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) on July 22, 2025. The Company has set the record date for determining the stockholders of record who will be entitled to vote at the 2025 Annual Meeting as the close of business on May 30, 2025. The time and location of the 2025 Annual Meeting will be filed with the Securities and Exchange Commission in a supplement to the Company’s previously filed definitive proxy statement for the 2025 Annual Meeting.

Because the scheduled date of the 2025 Annual Meeting is more than 30 days after the anniversary of the Company’s 2024 annual meeting of stockholders, prior disclosed deadlines regarding the submission of stockholder proposals pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the 2025 Annual Meeting are no longer applicable. The Company is hereby providing notice of certain revised deadlines for the submission of stockholder proposals in connection with the 2025 Annual Meeting. In order for a stockholder proposal, submitted pursuant to Rule 14a-8, to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the 2025 Annual Meeting, such proposal must be received by the Company by June 5, 2025. The Company has determined that June 5, 2025 is a reasonable time before the Company plans to begin printing and mailing its proxy materials. Therefore, in order for a stockholder to submit a proposal for inclusion in the Company’s proxy materials for the 2025 Annual Meeting, the stockholder must comply with the requirements set forth in Rule 14a-8, including with respect to the subject matter of the proposal, and must deliver the proposal and all required documentation to the Company no later than June 5, 2025. The public announcement of an adjournment or postponement of the date of the 2025 Annual Meeting will not commence a new time period (or extend any time period) for submitting a proposal pursuant to Rule 14a-8.

Any stockholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the Annual Meeting other than in accordance with Rule 14a-8 or otherwise must similarly make sure that such nomination or proposal and related notice, comply with the rules and regulations promulgated under the Exchange Act and the Company’s Amended and Restated Bylaws, and is received by the Company by June 5, 2025.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by June 8, 2025, which is the tenth calendar day following the date of this Current Report on Form 8-K announcing the date of the 2025 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock
10.1	Purchase Agreement, dated May 28, 2025 by and between Spruce Biosciences, Inc. and the purchaser named therein
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spruce Biosciences, Inc.

Date: May 29, 2025	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer